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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2015

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eBay Inc.
(Exact name of registrant as specified in its Charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2065 Hamilton Avenue, San Jose, CA 95125
(Address of Principal Executive Offices)
Registrant's telephone number, including area code: (408) 376-7400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2015, eBay Inc. (the "Company") announced that Perry Traquina and Frank Yeary had been appointed new members of the Company's Board of Directors (the "Company Board"), with such appointment to be effective immediately. A copy of the Company's press release announcing the appointment of Mr. Traquina and Mr. Yeary, which also announced certain matters relating to the Icahn Group described below, is attached as Exhibit 99.1 to this current report.

Mr. Traquina's and Mr. Yeary's terms on the Company Board will begin immediately.  They fill two vacancies created by an increase in the size of the Company Board from 12 to 14, and their term of office will expire at the Company's 2015 annual meeting of stockholders (the "2015 Meeting") or until their successors have been elected and qualified.

As non-employee directors, each of Mr. Traquina and Mr. Yeary is entitled to receive: (i) an annual cash retainer of $80,000, pro-rated for the remaining portion of 2015, and (ii) $220,000 in deferred stock units ("DSUs"), representing an unfunded, unsecured right to receive shares of eBay common stock at the time the director ceases to be a member of the Board, which DSUs will be granted at the time of each annual meeting of stockholders, with such annual equity grants vesting as to 100% of the DSUs on the first anniversary of the date of grant.

Item 8.01.                          Other Events
On January 21, 2015, the Company also announced that it had entered into a nomination and standstill agreement (the "Agreement") with Carl C. Icahn, High River Limited Partnership, Icahn Partners Master Fund LP, Icahn Partners LP and certain of their affiliates party thereto (collectively, the "Icahn Group"). Pursuant to the Agreement, the Company agreed that no later than the first regularly scheduled meeting of the Company Board immediately following the date of the Agreement, the Company Board would expand the Company Board and appoint Jonathan Christodoro (the "Nominee") to fill the resulting vacancy. In connection with the Company's determination of the composition of the Company Board and the board of directors of PayPal (the "PayPal Board") following the separation of PayPal into a separate, publicly traded company (the "Spin-Off"), the Nominee may elect to remain on the Company Board or resign from the Company Board and become a member of the PayPal Board, with such resignation and appointment to be effective as of the effective time of the Spin-Off.  As noted above, a copy of the press release announcing the Agreement is attached as Exhibit 99.1 to this current report.
The Company also agreed to include the Nominee in the Company's slate of directors for the 2015 Meeting and to use reasonable best efforts to cause the Nominee to be elected.  The Icahn Group has agreed not to conduct a proxy contest regarding any matter, including the election of directors, with respect to the 2015 Meeting.
The Icahn Group also agreed to a standstill that applies to either the Company or PayPal depending on whether the Nominee remains on the Company Board or elects to become a member of the PayPal Board.  The standstill begins on the date the Nominee is appointed to the Company Board and continues until the later of: (i) the last day of the advance notice deadline set forth in the Company's bylaws or PayPal's bylaws following the

Spin-Off with respect to the 2016 Annual Meeting of the stockholders of the Company or PayPal, as applicable, and (ii) twenty-five days after the date that the Nominee or his replacement no longer serves on the Board of the Company or the PayPal Board, as applicable. Under the standstill, the Icahn Group has agreed, among other things, not to: (1) solicit proxies or consents or influence others with respect to the same; (2) present stockholder proposals for consideration of action at an annual or special meeting; (3) acquire or otherwise beneficially own more than 20% of the Company's outstanding voting securities, subject to certain exceptions in response to a unsolicited tender or exchange offers by a third party; or (4) propose or participate in certain extraordinary transactions, subject to certain exceptions for an unsolicited tender or exchange offer by a third party.
In addition, from the date of the Agreement until the end of the standstill period, the Icahn Group and the Company have agreed that they will not (subject to certain exceptions) directly or indirectly make any public statement or announcement (including social media) disparaging each other or any of their officers or directors with respect to matters relating to the Company or PayPal, as applicable. The Icahn Group has also agreed until the end of the standstill period to vote all of its securities: (1) for all of the directors nominated by the Company Board or the PayPal Board, as applicable; (2) against any directors that are not nominated by the Company Board or the PayPal Board, as applicable; and (3) against any proposals not recommended by the Company Board or the PayPal Board, as applicable, relating to the removal of directors of the Board or otherwise changing the composition of the applicable boards.
Finally, the Company has agreed that until the conclusion of the standstill period to provide that, among other things: (1) the PayPal Board is annually elected; (2) the provisions of PayPal's governing documents enable a special meeting of PayPal stockholders to be called by holders of 20% of the outstanding shares of PayPal common stock who meet certain requirements with respect to advance notice, required disclosures and permitted matters and other matters (except that business at such stockholder-called meeting shall generally not include the removal or election of directors); (3) except as required by law or pursuant to item (6) below, PayPal's governing documents will not impose minimum voting requirements greater than a majority of the outstanding shares of PayPal common stock; (4) PayPal will schedule its annual meeting within the twelve-month anniversary of the effective time of the Spin-Off; (5) any "stockholder rights plan" adopted by PayPal shall not have triggering "Acquiring Person" ownership thresholds below 19.9% of the then-outstanding PayPal shares and, if not ratified by stockholders within one hundred thirty-five days of the plan taking effect, shall automatically expire; (6) PayPal shall opt-out of application of Section 203 of the Delaware General Corporation Law ("DGCL"), provided that PayPal may include comparable provisions in its certificate of incorporation that use a 20% threshold instead of the 15% provided for in the DGCL; (7) PayPal shall not adopt or approve change-of-control provisions in material agreements such as debt, equity compensation and severance agreements with ownership triggers below 20%; and (8) if PayPal rejects an acquisition proposal in favor of a proposal its board considers superior, and the rejected party then makes a binding superior "topping" bid, PayPal will in certain circumstances enter into a confidentiality agreement with the party  making the "topping" bid.
A copy of the Agreement is attached as Exhibit 99.2 to this current report and incorporated by reference herein. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release dated January 21, 2015
99.2	Nomination and Standstill Agreement, dated as of January 21, 2015, by and among the persons and entities listed on Schedule A thereto and the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 23, 2015	eBay Inc.

	By:	/s/ Michael R. Jacobson
		Name:	Michael R. Jacobson
		Title:	Senior Vice President, Legal Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated January 21, 2015
99.2	Nomination and Standstill Agreement, dated as of January 21, 2015, by and among the persons and entities listed on Schedule A thereto and the Company